QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Endocardial Solutions, Inc. 1993 Long-Term Incentive and Stock Option Plan and the Endocardial Solutions, Inc. Directors' Stock Option Plan of our report dated January 23, 2002, except for Note 15 as to which the date is February 27, 2002, with respect to the consolidated financial statements of Endocardial Solutions, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                    /s/ Ernst & Young LLP

Minneapolis, Minnesota
June 5, 2002

QuickLinks

  EXHIBIT 23.1
Consent of Independent Auditors